Exhibit Index

10.       Opinion and consent of counsel

11.       Independent Auditor's Consent

17.       Financial Data Schedule

19.(a)    Trustees Power of Attorney, dated January 7, 1998

19.(c)    Directors' Power of Attorney, dated November 20, 1997

19.(d)    Officers' Power of Attorney, dated November 21, 1997